Exhibit 99.1

LETTER OF TRANSMITTAL

Offer to Exchange

$500,000,000 Aggregate Principal Amount of 5.250% Senior Notes due 2030 of Lineage OP, LP (CUSIP No. 53567Y AB5 and ISIN No. US53567YAB56), Which Have Been Registered Under the Securities Act, for any and all Outstanding 5.250% Senior Notes due 2030 of Lineage OP, LP (Regulation S CUSIP No. U5348A AA2 and ISIN No. USU5348AAA26 and Rule 144A CUSIP No. 53567Y AA7 and ISIN No. US53567YAA73)

€700,000,000 Aggregate Principal Amount of 4.125% Senior Notes due 2031 of Lineage Europe Finco B.V. (ISIN No. XS3260287894), Which Have Been Registered Under the Securities Act, for €700,000,000 Aggregate Principal Amount of 4.125% Senior Notes due 2031 of Lineage Europe Finco B.V. (Regulation S ISIN No. XS3237166502 and Rule 144A ISIN No. XS3237166767)

Pursuant to the Prospectus dated   , 2025

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON , 2026, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agents are:

U.S. Bank Trust Company, National Association

(the “USD Exchange Agent”)

By overnight delivery, courier or hand or certified or registered mail:

U.S. Bank Trust Company, National Association

111 Fillmore Avenue E

St. Paul, Minnesota 55107

Attention: Corporate Action - Specialized Finance

By facsimile

(for eligible institutions only):

(651) 466-7367

For information or confirmation by telephone:

(800) 934-6802

U.S. Bank Europe DAC

(the “Euro Exchange Agent” and, together with the USD Exchange Agent, the “Exchange Agents” and each, an “Exchange Agent”)

By overnight delivery, courier or hand or certified or registered mail:

U.S. Bank Europe DAC

Block F1, Cherrywood Business Park

Cherrywood, Dublin 18

D18 W2X7, Ireland

Attention: Relationship Management

By facsimile

(for eligible institutions only):

+44 (0)207 365 2577

For information or confirmation by telephone:

+44 (0) 207 330 2000

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

By execution hereof, the undersigned acknowledges receipt of the prospectus dated   , 2025 (the “Prospectus”), of Lineage OP, LP, a Maryland limited partnership (the “Operating Partnership”), and Lineage Europe Finco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Lineage Europe”) and this letter of transmittal and the instructions hereto (the “Letter of Transmittal”), which together constitute the offer to exchange (the “Exchange Offer”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), by the Operating Partnership of up to $500,000,000 aggregate principal amount of its 5.250% Senior Notes due 2030 (the “USD Exchange Notes”), and related guarantees, which have been registered under the Securities Act, for up to $500,000,000 aggregate principal amount of its outstanding 5.250% Senior Notes due 2030 (the “Old USD Notes”) and related guarantees and by Lineage Europe of up to €700,000,000 aggregate principal amount of its 4.125% Senior Notes due 2031 (the “Euro Exchange Notes” and, together with the USD Exchange Notes, the “Exchange Notes”), and related guarantees, which have been registered under the Securities Act, for up to €700,000,000 aggregate principal amount of its outstanding 4.125% Senior Notes due 2031 (the “Old Euro Notes” and, together with the Old USD Notes, the “Old Notes”). The terms of the Exchange Notes and related guarantees will be identical in all material respects to the terms of the Old Notes and related guarantees, except that the Exchange Notes will be registered under the Securities Act, and the transfer restrictions, registration rights and certain provisions regarding additional interest relating to Old Notes will not apply to the Exchange Notes. Recipients of the Prospectus should read the requirements described in the Prospectus with respect to eligibility to participate in the Exchange Offer. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE CHECKING ANY BOX BELOW.

The Old Euro Notes are held in book-entry form through Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”). A holder of Old Euro Notes with Euroclear or Clearstream wishing to participate in the Exchange Offer should submit, or arrange to have submitted on its behalf, an electronic exchange instruction (an “Electronic Consent Instruction”) through the relevant clearing system in accordance with the procedures of, and within the time limits specified by, the relevant clearing system for receipt by the Euro Exchange Agent. If delivery is made through an Electronic Consent Instruction, Euroclear or Clearstream will send an agent’s message to the Euro Exchange Agent. By using the Electronic Consent Instruction procedures to exchange the Old Euro Notes, holders will be deemed to have agreed to the terms of this Letter of Transmittal. For the avoidance of doubt, a holder of Old Euro Notes wishing to participate in the Exchange Offer should not complete this Letter of Transmittal, and should follow the procedures set forth in the section titled “The Exchange Offer—Procedures for Tendering Old Notes—Procedures for Tendering Old Euro Notes” of the Prospectus.

This Letter of Transmittal is to be used by a holder of Old USD Notes:

•	if certificates representing tendered Old USD Notes are to be forwarded herewith;

•	if a tender of certificates for Old USD Notes is to be made by book-entry transfer to the account maintained by the USD Exchange Agent at the Depository Trust Company (“DTC”) pursuant to the procedures set forth in “The Exchange Offer” section of the Prospectus; or

•	if a tender is made pursuant to the guaranteed delivery procedures in the section of the Prospectus entitled “The Exchange Offer— Guaranteed Delivery Procedures.”

Holders of Old USD Notes that are tendering by book-entry transfer to the account maintained by the USD Exchange Agent at DTC can execute the tender through the Automated Tender Offer Program (“ATOP”) for which the Exchange Offer will be eligible. DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the USD Exchange Agent’s account at DTC. DTC will then send an agent’s message forming part of a book-entry transfer in which the participant agrees to be bound by the terms of the Letter of Transmittal (an “Agent’s Message”) to the USD Exchange Agent for its acceptance. The term “Agent’s Message” means a message which:

•	is transmitted by DTC;

•	is received by the USD Exchange Agent and forms part of the book-entry transfer;

•	states that DTC has received an express acknowledgment from a participant in DTC that is tendering Old USD Notes that are the subject of the book-entry transfer;

•	states that the participant has received and agrees to be bound by all of the terms of the Letter of Transmittal; and

•	states that the Operating Partnership may enforce the agreement against the participant.

In order to properly complete this Letter of Transmittal, a holder of Old USD Notes must:

•	complete the box entitled, “Description of Old Notes Tendered;”

•	if appropriate, check and complete the boxes relating to book-entry transfer, guaranteed delivery, Special Issuance Instructions and

Special Delivery Instructions;

•	sign the Letter of Transmittal by completing the box entitled “Sign Here to Tender Your Old Notes in the Exchange Offer;” and

•	complete the Internal Revenue Service (“IRS”) Form W-9 attached as Annex A (or provide an appropriate IRS Form W-8, if applicable). See Instruction 10.

Each holder of Old Notes should carefully read the detailed instructions below prior to completing the Letter of Transmittal.

Holders of Old Notes who desire to tender their Old Notes for exchange, but:

•	such holder’s Old Notes are not immediately available;

•	such holder cannot deliver their Old Notes and, in the case of the Old USD Notes, this Letter of Transmittal and all other documents required hereby, to the applicable Exchange Agent

•	prior to the Expiration Date; or

•	such holder cannot complete the procedures for book-entry transfer prior to the Expiration Date;

may effect a tender according to the guaranteed delivery procedures set forth in this Letter of Transmittal.

DELIVERY OF DOCUMENTS TO DTC, EUROCLEAR OR CLEARSTREAM DOES NOT CONSTITUTE DELIVERY TO THE APPLICABLE EXCHANGE AGENT. IN ORDER TO ENSURE PARTICIPATION IN THE EXCHANGE OFFER, OLD NOTES MUST BE PROPERLY TENDERED PRIOR TO THE EXPIRATION DATE.

Holders of Old USD Notes who wish to tender their Old USD Notes for exchange must complete columns (1) through (3) in the box below entitled “Description of Old Notes Tendered,” and sign the box below entitled “Sign Here to Tender Your Old Notes in the Exchange Offer.” If only those columns are completed, such holder of Old USD Notes will have tendered for exchange all Old USD Notes listed in column (3) below. If the holder of Old USD Notes wishes to tender for exchange less than all of such Old USD Notes, column (4) must be completed in full. In such case, such holder of Old USD Notes should refer to Instruction 5.

The Exchange Offer may be extended, terminated or amended, as provided in the Prospectus. During any such extension of the Exchange Offer, all Old Notes previously tendered and not validly withdrawn pursuant to the Exchange Offer will remain subject to such Exchange Offer.

The undersigned hereby tenders for exchange the Old USD Notes described in the box entitled “Description of Old Notes Tendered” below pursuant to the terms and conditions described in the Prospectus and this Letter of Transmittal.

DESCRIPTION OF OLD NOTES TENDERED
(1) Name(s) and Address(es) of registered holder(s) (Please fill in, if blank)	(2) Certificate Number(s)	(3) Aggregate Principal Amount Represented by Certificate(s) (A)	(4) Principal Amount Tendered for Exchange (if less than all) (B)

Total Principal Amount of Old Notes Tendered

(A)	Unless otherwise indicated in this column, any tendering holder will be deemed to have tendered the entire principal amount represented by the Old Notes indicated in the column labeled “Aggregate Principal Amount Represented by Certificate(s).”
(B)	Old USD Notes tendered must be in minimum denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. See Instruction 5.

☐	CHECK HERE IF TENDERED OLD NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY DTC TO THE USD EXCHANGE AGENT’S ACCOUNT AT DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Book-Entry Number:

Transaction Code Number:

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name(s) of Registered Holders:

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Eligible Guarantor Institution (as defined below) that Guaranteed Delivery:

Name of Tendering Institution:

DTC Book-Entry Number:

Transaction Code Number:

☐	CHECK HERE IF YOU ARE A BROKER-DEALER WHO HOLDS OLD NOTES ACQUIRED FOR YOUR OWN ACCOUNT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE COPIES OF THE PROSPECTUS AND COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO FOR USE IN CONNECTION WITH RESALES OF EXCHANGE NOTES RECEIVED FOR YOUR OWN ACCOUNT IN EXCHANGE FOR SUCH OLD NOTES.

Name:

Address:

Aggregate Principal Amount of Old Notes so Held:

Only registered holders are entitled to tender their Old Notes for exchange in the Exchange Offer. Any financial institution that is a participant in DTC’s system and whose name appears on a security position listing as the record owner of the Old Notes and who wishes to make book-entry delivery of Old Notes as described above must complete and execute a participant’s letter (which will be distributed to participants by DTC) instructing DTC’s nominee to tender such Old Notes for exchange.

Persons who are beneficial owners of Old Notes but are not registered holders and who seek to tender Old Notes should:

•	promptly contact the registered holder of such Old Notes and instruct such registered holder to tender on his, her or its behalf;

•	obtain and include with this Letter of Transmittal, Old Notes properly endorsed for transfer by the registered holder or accompanied by a properly completed bond power from the registered holder, with signatures on the endorsement or bond power guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution, each an “Eligible Guarantor Institution” that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act; or

•	effect a record transfer of such Old Notes from the registered holder to such beneficial owner and comply with the requirements applicable to registered holders for tendering Old Notes prior to the Expiration Date.

See the section entitled “The Exchange Offer—Procedures for Tendering Old Notes—Procedures for Tendering Old USD Notes” (with respect to the Old USD Notes) and “The Exchange Offer—Procedures for Tendering Old Notes—Procedures for Tendering Old Euro Notes” (with respect to the Old Euro Notes) in the Prospectus.

In order to exchange Old Euro Notes for New Euro Notes, a holder of Old Euro Notes need not submit this Letter of Transmittal. However, in order for a tender to be considered valid, a holder of Old Euro Notes must deliver an electronic confirmation of acceptance of the Exchange Offer to Euroclear or Clearstream before the deadlines specified in their notifications. A holder of Old Euro Notes wishing to participate in the Exchange Offer should follow the procedures set forth in the section titled “The Exchange Offer—Procedures for Tendering Old Notes—Procedures for Tendering Old Euro Notes” of the Prospectus.

SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Operating Partnership for exchange the aggregate principal amount of Old USD Notes or to Lineage Europe for exchange the aggregate principal amount of Old Euro Notes, as applicable, indicated in this Letter of Transmittal. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered herewith, the undersigned hereby sells, assigns, transfers and exchanges to, or upon the order of, the Operating Partnership or Lineage Europe, as applicable, all right, title and interest in and to all such Old USD Notes or Old Euro Notes, as applicable, tendered for exchange hereby. The undersigned hereby irrevocably constitutes and appoints the applicable Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the USD Exchange Agent and the Euro Exchange Agent also act as agent of the Operating Partnership and Lineage Europe, respectively) with respect to such Old Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

•	deliver such Old Notes in registered certificated form, or transfer ownership of such Old Notes through book-entry transfer at the book-entry transfer facility, to or upon the order of the Operating Partnership or Lineage Europe, as applicable, upon receipt by the applicable Exchange Agent, as the undersigned’s Agent, of the same aggregate principal amount of the Exchange Notes;

•	present and deliver such Old Notes for transfer on the books of the Operating Partnership or Lineage Europe, as applicable; and

•	receive all benefits or otherwise exercise all rights and incidents of beneficial ownership of such Old Notes, all in accordance with the terms of the Exchange Offer.

The undersigned represents and warrants that it has full power and authority to tender, sell, assign, exchange, and transfer the Old Notes tendered hereby and that the Operating Partnership or Lineage Europe, as applicable, will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all security interests, liens, restrictions, charges and encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the same are accepted by the Operating Partnership or Lineage Europe, as applicable. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the applicable Exchange Agent or the Operating Partnership or Lineage Europe, as applicable, to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by the book-entry transfer facility. If the undersigned is tendering Old USD Notes, the undersigned further agrees that acceptance of any and all validly tendered Old USD Notes by the Operating Partnership and the issuance of USD Exchange Notes in exchange therefor shall constitute performance in full by the Operating Partnership of its obligations under the registration rights agreement entered into with the initial purchasers named therein on June 17, 2025 (the “USD Registration Rights Agreement”). If the undersigned is tendering Old Euro Notes, the undersigned further agrees that acceptance of any and all validly tendered Old Euro Notes by Lineage Europe and the issuance of Euro Exchange Notes in exchange therefor shall constitute performance in full by Lineage Europe of its obligations under the registration rights agreement entered into with the initial purchasers named therein on November 26, 2025 (the “Euro Registration Rights Agreement” and, together with the USD Registration Rights Agreement, the “Registration Rights Agreements”).

By tendering, each holder of Old Notes represents that:

•	the Exchange Notes to be acquired in connection with the Exchange Offer by the holder and each beneficial owner of the Old Notes are being acquired by the holder and each beneficial owner in the ordinary course of business of the holder and each beneficial owner;

•	the holder and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

•	the holder and each beneficial owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the applicable no action letters; see “The Exchange Offer—Resale of Exchange Notes” in the Prospectus;

•	if the holder is a broker-dealer that acquired Old Notes as a result of market making or other trading activities, it will comply with the applicable provisions of the Securities Act and the applicable no action positions of the Commission and it will deliver a prospectus in connection with any resale of Exchange Notes acquired in the Exchange Offer;

•	the holder has full corporate (or similar) power and authority to transfer the Old Notes in exchange for the Exchange Notes;

•	the holder and each beneficial owner understand that a secondary resale transaction described above should either be exempt under the applicable securities laws or be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Commission;

•	neither the holder nor any beneficial owner is an “affiliate,” as defined under Rule 144 of the Securities Act, of the Operating Partnership or Lineage Europe, as applicable; and

•	in connection with a book-entry transfer, each participant confirms that it makes the representations and warranties set forth in this Letter of Transmittal on the date of tender.

The undersigned also acknowledges that the Operating Partnership and Lineage Europe are making this Exchange Offer in reliance on the position of the staff of the Commission, as set forth in several no action letters addressed to third parties in other transactions. Based on the Commission interpretations, the Operating Partnership and Lineage Europe believe that the Exchange Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Old Notes directly from the Operating Partnership or Lineage Europe, as applicable, for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an “affiliate” of the Operating Partnership or Lineage Europe, as applicable, within the meaning of Rule 144 under the provisions of the Securities Act) without further compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Notes and have no arrangement with any person to participate in the distribution of such Exchange Notes. However, neither the Operating Partnership nor Lineage Europe intends to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in other circumstances.

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes. If any holder is an affiliate of the Operating Partnership or Lineage Europe, as applicable, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes, the undersigned represents that the Old Notes were acquired for its own account as a result of market-making activities or other trading activities and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Each of the Operating Partnership and Lineage Europe has agreed that, subject to the provisions of the applicable Registration Rights Agreement, for a period of 180 days after the Expiration Date, the Operating Partnership and Lineage Europe, as applicable, will make the Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes which were acquired by such broker-dealer for its own account as a result of market-making or other trading activities, for a period ending 180 days after the Expiration Date. Pursuant to the terms of each Registration Rights Agreement, the Operating Partnership and Lineage Europe may, upon delivering notice to the holders of notes, suspend the availability of the registration statement of which the Prospectus is a part for certain periods of time under certain circumstances. See “The Exchange Offer—Suspension Actions” in the Prospectus. The Operating Partnership and Lineage Europe may suspend the availability of the registration statement if there is a possible acquisition or business combination or other transaction, business development or event involving the Operating Partnership or its subsidiaries, or Lineage Europe or its subsidiaries, as applicable, that the Operating Partnership or Lineage Europe, as applicable, determines in good faith may require disclosure in the registration statement or Prospectus and the Operating Partnership or Lineage Europe, as applicable, determines that such disclosure is not in its best interest or obtaining any financial statements relating to any such acquisition or business combination required to be included in the registration statement or Prospectus would be impracticable. In connection with any Suspension Action, each holder, including each broker-dealer, who tenders Old Notes and executes this Letter of Transmittal (or delivers an Agent’s Message or Electronic Consent Instruction, as the case may be), agrees that, upon receipt of such notice from the Operating Partnership or Lineage Europe, as applicable, such holder will discontinue disposition of the Exchange Notes pursuant to the Prospectus until the date on which it has received a supplemented or amended prospectus for use for such resale, or has been advised by the Operating Partnership or Lineage Europe, as applicable, in writing that the use of the Prospectus may be resumed. If the Operating Partnership or Lineage Europe gives such notice to suspend the sale of the applicable series of Exchange Notes, it shall extend the 180-day period referred to above during which broker-dealers are entitled to use the Prospectus in connection with the resale of such Exchange Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of the Exchange Notes or to and including the date on which the Operating Partnership or Lineage Europe, as applicable, has given notice that the sale of the applicable series of Exchange Notes may be resumed, as the case may be (which extension shall be the holder’s sole remedy for the occurrence of a Suspension Action).

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy, and personal and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Old Notes properly tendered may be withdrawn at any time prior to the Expiration Date in accordance with the terms of this Letter of Transmittal.

The Exchange Offer is subject to certain conditions, which may be waived or modified by the Operating Partnership or Lineage Europe (to the extent legally permitted to do so), in whole or in part, at any time and from time to time, prior to the expiration of the Exchange Offer, as described in the Prospectus under the caption “The Exchange Offer—Conditions to the Exchange Offer.” The undersigned recognizes that as a result of such conditions neither the Operating Partnership nor Lineage Europe may be required to accept for exchange, or to issue Exchange Notes in exchange for, any of the Old Notes properly tendered hereby. In such event, the tendered Old Notes not accepted for exchange will be returned to the undersigned without cost to the undersigned at the address shown below the undersigned’s signature(s) unless otherwise indicated under “Special Issuance Instructions” below.

Unless otherwise indicated under “Special Issuance Instructions” below, please return any certificates representing Old Notes not tendered or not accepted for exchange in the name(s) of the holders appearing under “Description of Old Notes Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail any certificates representing Old Notes not tendered or not accepted for exchange (and accompanying documents as appropriate) to the address(es) of the holders appearing under “Description of Old Notes Tendered.” In the event that both the “Special Issuance Instructions” and the “Special Delivery Instructions” are completed, please issue the certificates representing the Exchange Notes issued in exchange for the Old Notes accepted for exchange in the name(s) of, and return any Old Notes not tendered or not accepted for exchange to, the person or persons so indicated. Unless otherwise indicated under “Special Issuance Instructions,” in the case of a book-entry delivery of Old Notes, please credit the account maintained at DTC with any Old Notes not tendered or not accepted for exchange. The undersigned recognizes that the Operating Partnership does not have any obligation pursuant to the “Special Issuance Instructions,” to transfer any Old Notes from the name of the holder thereof if the Operating Partnership does not accept for exchange any of the Old Notes so tendered or if such transfer would not be in compliance with any transfer restrictions applicable to such Old Notes.

SPECIAL ISSUANCE INSTRUCTIONS
(SEE INSTRUCTIONS 1, 6, AND 7)

To be completed ONLY if (i) Exchange Notes issued in exchange for Old Notes, certificates for Old Notes in a principal amount not exchanged for Exchange Notes, or Old Notes (if any) not tendered for exchange are to be issued in the name of someone other than the undersigned, or (ii) Old Notes tendered by book-entry transfer that are not exchanged are to be returned by credit to an account maintained at DTC other than the account indicated above in the box entitled, “Description of Old Notes Tendered.”

Issue to:

Name:
(Please Print)

Address:

(Include Zip Code)

Taxpayer Identification or Social Security Number:

Credit Old Notes not exchanged and delivered by book-entry transfer to the DTC account set forth below:

(Account Number)

SPECIAL ISSUANCE INSTRUCTIONS
(SEE INSTRUCTIONS 1, 6, AND 7)

To be completed ONLY if the Exchange Notes issued in exchange for Old Notes, certificates for Old Notes in a principal amount not exchanged for Exchange Notes, or Old Notes (if any) not tendered for exchange are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above in the box entitled, “Description of Old Notes Tendered.”

Mail to:

Name:
(Please Print)

Address:

(Include Zip Code)

Taxpayer Identification or Social Security Number:

SIGN HERE TO TENDER YOUR OLD NOTES IN THE EXCHANGE OFFER

SIGNATURE(S) OF HOLDERS OF OLD NOTES

X	Date:

X	Date:
Signature of Owner

This Letter of Transmittal must be signed by the registered holders of Old Notes exactly as the name(s) appear(s) on certificate(s) representing the Old Notes or on a security position listing or by person(s) authorized to become registered holders by certificates and documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 6.

Name(s):	Address:
(Signature of Owner)	(Include Zip Code)

Capacity:	Telephone Number:
(Full Title)	(Include Area Code)

GUARANTEE OF SIGNATURE(S)
(If required—see Instructions 1 and 6)

Signature (s) Guaranteed by:
(Authorized Signature)
(Title of Officer Signing this Guarantee)
(Name of Eligible Guarantor Institution Guaranteeing Signatures – Please Print)
(Address and Telephone Number of Eligible Guarantor Institution Guaranteeing Signatures)

Date:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1. Guarantee of Signatures. Signatures on this Letter of Transmittal need not be guaranteed if:

•	tendered Old Notes are registered in the name of the signer of the Letter of Transmittal, unless such holder has completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions;”

•	the Exchange Notes to be issued in exchange for the Old Notes are to be issued in the name of the holder; and

•	any untendered Old Notes are to be reissued in the name of the holder.

In any other case:

•	the certificates representing the tendered Old Notes must be properly endorsed for transfer by the registered holder or be accompanied by a properly completed bond power from the registered holder or appropriate powers of attorney, in form satisfactory to us;

•	the tendered Old Notes must be duly executed by the holder; and

•	signatures on the endorsement, bond power or powers of attorney must be guaranteed by an Eligible Guarantor Institution.

If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note registrar for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Guarantor Institution.

Persons who are beneficial owners of Old Notes but are not the registered holder and who seek to tender Old Notes for exchange should:

•	promptly contact the registered holder of such Old Notes and instruct such registered holders to tender on his, her or its behalf;

•	obtain and include with this Letter of Transmittal, Old Notes properly endorsed for transfer by the registered holder or accompanied by a properly completed bond power from the registered holder, with signatures on the endorsement or bond power guaranteed by an Eligible Guarantor Institution; or

•	effect a record transfer of such Old Notes from the registered holder to such beneficial owner and comply with the requirements applicable to registered holders for tendering Old Notes prior to the Expiration Date. See Instruction 6.

DO NOT SEND THIS LETTER OF TRANSMITTAL OR ANY OLD NOTES TO THE OPERATING PARTNERSHIP OR LINEAGE EUROPE.

2. Delivery of this Letter of Transmittal and Certificates for Old Notes or Book-Entry Confirmations; Guaranteed Delivery Procedures. This Letter of Transmittal is to be completed by registered holders if certificates representing Old Notes are to be forwarded herewith. All physically delivered Old Notes, as well as a properly completed and duly executed Letters of Transmittal (or manually signed facsimiles thereof) and any other required documents, must be received by the applicable Exchange Agent at its address set forth on the cover of this Letter of Transmittal prior to the Expiration Date or the tendering holder must comply with the guaranteed delivery procedures set forth below. Delivery of the documents to DTC or Euroclear or Clearstream, as applicable, does not constitute delivery to the applicable Exchange Agent.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, OLD NOTES AND ALL OTHER REQUIRED DOCUMENTS TO THE APPLICABLE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER THEREOF. IF SUCH DELIVERY IS BY MAIL, IT IS SUGGESTED THAT HOLDERS USE PROPERLY INSURED REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE, TO PERMIT DELIVERY TO THE APPLICABLE EXCHANGE AGENT PRIOR TO SUCH DATE. EXCEPT AS OTHERWISE PROVIDED BELOW, THE DELIVERY WILL BE DEEMED MADE WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE APPLICABLE EXCHANGE AGENT. THIS LETTER OF TRANSMITTAL AND OLD NOTES TENDERED FOR EXCHANGE SHOULD BE SENT ONLY TO THE APPLICABLE EXCHANGE AGENT, NOT TO THE OPERATING PARTNERSHIP OR LINEAGE EUROPE.

If a holder desires to tender Old Notes pursuant to the Exchange Offer and such holder’s Old Notes are (i) not immediately available; (ii) such holder cannot deliver their Old Notes and, in the case of Old USD Notes, this Letter of Transmittal and all other documents required hereby to the applicable Exchange Agent prior to the Expiration Date; or (iii) such holder cannot complete the procedures for book-entry transfer prior to the Expiration Date, such holder may effect a tender of such Old Notes in accordance with the guaranteed delivery procedures set forth in the Prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Pursuant to the guaranteed delivery procedures:

•	your tender of Old Notes must be made by or through an Eligible Guarantor Institution and you must properly complete and duly execute a Notice of Guaranteed Delivery;

•	prior to the Expiration Date, the applicable Exchange Agent must have received from you and the Eligible Guarantor Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within three (3) business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal (in the case of the Old USD Notes) and any other required documents, will be deposited by the Eligible Guarantor Institution with the applicable Exchange Agent; and

•	such properly completed and executed documents required by the Letter of Transmittal, in the case of the Old USD Notes, and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the USD Exchange Agent’s account at DTC (with respect to the Old USD Notes) or the Euro Exchange Agent’s account at Euroclear or Clearstream (with respect to the Old Euro Notes)) must be received by the applicable Exchange Agent within three (3) business days after the Expiration Date.

Any holder who wishes to tender their Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the applicable Exchange Agent receives the Notice of Guaranteed Delivery relating to such Old Notes prior to 11:59 p.m., New York City time, on the Expiration Date.

Unless Old Notes being tendered by the above-described method are deposited with the applicable Exchange Agent, a tender will be deemed to have been received as of the date when the tendering holder’s properly completed and duly signed Letter of Transmittal, or a properly transmitted Agent’s Message (in the case of Old USD Notes) or an Electronic Consent Instruction (in the case of Old Euro Notes), accompanied by the Old Notes or a confirmation of book-entry transfer of the Old Notes into the Exchange Agent’s account at the book-entry transfer facility is received by the applicable Exchange Agent.

Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a notice of guaranteed delivery will be made only against deposit of this Letter of Transmittal (in the case of the Old USD Notes) and any other required documents and the tendered Old Notes or a confirmation of book-entry and an Agent’s Message.

All tendering holders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Old Notes for exchange.

A holder of Old Euro Notes with Euroclear or Clearstream wishing to participate in the Exchange Offer should submit, or arrange to have submitted on its behalf, an Electronic Consent Instruction through the relevant clearing system in accordance with the procedures of, and within the time limits specified by, the relevant clearing system for receipt by the Euro Exchange Agent. If delivery is made through an Electronic Consent Instruction, Euroclear or Clearstream will send an agent’s message to the Euro Exchange Agent. By using the Electronic Consent Instruction procedures to exchange the Old Euro Notes, holders will be deemed to have agreed to the terms of this Letter of Transmittal. Old Euro Notes tendered hereby must be in denominations of €100,000 and any integral multiple €1,000 in excess thereof. For the avoidance of doubt, a holder of Old Euro Notes wishing to participate in the Exchange Offer should not complete this Letter of Transmittal, and should follow the procedures set forth in the section titled “The Exchange Offer—Procedures for Tendering Old Notes—Procedures for Tendering Old Euro Notes” of the Prospectus.

3. Inadequate Space. If the space provided in the box entitled “Description of Old Notes Tendered” above is inadequate, the certificate numbers and principal amounts of Old Notes tendered should be listed on a separate signed schedule affixed hereto.

4. Withdrawal of Tenders. A tender of Old Notes may be withdrawn at any time prior to the Expiration Date by delivery of written or facsimile (receipt confirmed by telephone) notice of withdrawal to the applicable Exchange Agent at the address set forth on the cover of this Letter of Transmittal. To be effective, a notice of withdrawal must:

•	specify the name of the person having tendered the Old Notes to be withdrawn (the “Depositor”);

•	identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes);

•	specify the principal amount of Old Notes to be withdrawn;

•	include a statement that such holder is withdrawing his or her election to have such Old Notes exchanged; be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the Indenture register the transfer of such Old Notes into the name of the person withdrawing the tender; and

•	specify the name in which any such Old Notes are to be registered, if different from that of the Depositor.

The applicable Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Operating Partnership or Lineage Europe, as applicable, and such determination will be final and binding on all parties.

Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the applicable Exchange Agent’s account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be re-tendered by following one of the procedures described under the caption “The Exchange Offer—Procedures for Tendering Old Notes—Procedures for Tendering Old USD Notes” (with respect to the Old USD Notes) and “The Exchange Offer—Procedures for Tendering Old Notes—Procedures for Tendering Old Euro Notes” (with respect to the Old Euro Notes) in the Prospectus at any time prior to the Expiration Date.

5. Partial Tenders (Not Applicable To Holders Of Old Notes That Tender By Book-Entry Transfer). Holders may tender some or all of their Old Notes in connection with the Exchange Offer, but only in (i) principal amounts of $2,000 or integral multiples of $1,000 in excess thereof in the case of the Old USD Notes and (ii) principal amounts of €100,000 and integral multiples of €1,000 in excess thereof in the case of the Old Euro Notes. Holders who tender less than all of their Old USD Notes must continue to hold Old USD Notes in at least a minimum denomination of $2,000. Holders who tender less than all of their Old Euro Notes must continue to hold Old Euro Notes in at least a minimum denomination of €100,000.

If a tender for exchange is to be made with respect to less than the entire principal amount of Old Notes, fill in the principal amount of Old Notes to be tendered for exchange in column (4) of the box entitled “Description of Old Notes Tendered,” as more fully described in the footnotes thereto. In the case of a partial tender for exchange, a new certificate, in fully registered form, for the remainder of the principal amount of the Old Notes, will be sent to the holders of Old Notes unless otherwise indicated in the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions” above, as soon as practicable after the expiration or termination of the Exchange Offer.

6. Signatures on This Letter of Transmittal; Bond Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder of the Old Notes tendered for exchange hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Old Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any tendered Old Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary or required documents as there are names in which certificates are held.

If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Operating Partnership or Lineage Europe, as applicable, of their authority so to act must be submitted, unless waived by the Operating Partnership or Lineage Europe, as applicable.

If this Letter of Transmittal is signed by the registered holder of the Old Notes listed and transmitted hereby, no endorsements of certificates or separate bond powers are required unless certificates for Old Notes not tendered or not accepted for exchange are to be issued or returned in the name of a person other than for the registered holder thereof. Signatures on such certificates must be guaranteed by an Eligible Guarantor Institution (unless signed by an Eligible Guarantor Institution).

7. Special Issuance and Delivery Instructions. Tendering holders of Old Notes should indicate in the applicable box the name and address to which the Exchange Notes issued pursuant to the Exchange Offer and any substitute certificates evidencing the Old Notes not exchanged are to be issued or sent, if different from the name or address of the person signing this Letter of Transmittal. In the case of issuance in a different name, the Employer Identification or Social Security Number of the person named must also be indicated. A holder of Old Notes tendering Old Notes by book-entry transfer may request that the Exchange Notes and the Old Notes not exchanged be credited to such account maintained at the book-entry transfer facility as such holder of Old Notes may designate. If no such instructions are given, such Exchange Notes and Old Notes not exchanged will be returned to the name or address of the person signing this Letter of Transmittal or credited to the account listed beneath the box entitled “Description of Old Notes.”

8. Irregularities. All questions as to the forms of all documents and the validity of (including time of receipt) and acceptance of the tenders and withdrawals of Old Notes will be determined by the Operating Partnership or Lineage Europe, as applicable, in its sole discretion, which determination shall be final and binding. The Operating Partnership and Lineage Europe reserve the absolute right to reject any or all tenders of Old Notes that are not in proper form or the acceptance of which would, in the Operating Partnership’s or Lineage Europe’s, as applicable, opinion or the judgment of the Operating Partnership’s or Lineage Europe’s counsel, be unlawful. The Operating Partnership and Lineage Europe also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Operating Partnership’s and Lineage Europe’s interpretations of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Old Notes must be cured within such time as the Operating Partnership or Lineage Europe, as applicable, determines, unless waived by the Operating Partnership or Lineage Europe, as applicable. Tenders of Old Notes shall not be deemed to have been made until all defects or irregularities have been waived by the Operating Partnership or Lineage Europe, as applicable, or cured. Neither the Operating Partnership, Lineage Europe, any Exchange Agent, nor any other person will be under any duty to give notice of any defects or irregularities in tenders of Old Notes, or will incur any liability to registered holders of Old Notes for failure to give such notice.

9. Waiver of Conditions. To the extent permitted by applicable law, the Operating Partnership and Lineage Europe reserve the right to waive any and all conditions to the Exchange Offer as described under “The Exchange Offer—Conditions to the Exchange Offer” in the Prospectus, and accept for exchange any Old Notes tendered.

10. Important Tax Information. Payments made under the notes may be subject to information reporting and backup withholding of U.S. federal income tax, currently at a rate of 24%. To avoid backup withholding and penalties, U.S. holders who do not otherwise establish an exemption should complete and return the enclosed IRS Form W-9, certifying that such holder is a U.S. person, that the taxpayer identification number (“TIN”) provided is correct, and that such holder is not subject to backup withholding. Non-U.S. holders may be required to complete and submit an IRS Form W-8BEN, IRS Form W- 8BEN-E or other applicable IRS Form W-8, available on the IRS website, signed under penalties of perjury, attesting to the holder’s foreign status. If you provide an incorrect TIN or you are a U.S. holder that fails to provide the information requested on IRS Form W-9, you may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Taxpayers may be able to use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS. Holders are encouraged to consult with their own tax advisors regarding compliance with the backup withholding rules.

11. Mutilated, Lost, Stolen or Destroyed Old Notes. Any holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the applicable Exchange Agent at the address or telephone number set forth on the cover of this Letter of Transmittal for further instructions.

12. Requests for Assistance or Additional Copies. Requests for assistance relating to the procedure for tendering, as well as requests for additional copies of the Prospectus, this Letter of Transmittal (including the IRS Form W-9) and the Notice of Guaranteed Delivery may be directed to the applicable Exchange Agent at its address set forth on the cover of this Letter of Transmittal.

13. No Conditional Tenders. No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Old Notes, by execution of this Letter of Transmittal or acceptance of its terms (including through submission of an Electronic Consent Instruction), shall waive any right to receive notice of the acceptance of their Old Notes for exchange.

14. No Notice of Defect. Neither the Operating Partnership, Lineage Europe, any Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Old Notes nor shall any of them incur any liability for failure to give any such notice.

IMPORTANT—This Letter of Transmittal, together with certificates for tendered Old Notes and all other required documents, with any required signature guarantees and all other required documents must be received by the applicable Exchange Agent prior to the Expiration Date.